Exhibit 99.1

Press contact:                                                                                                Investor contact:
Colleen Nichols                                                                                             Kelly Blough
SonicWALL, Inc.                                                                                          SonicWALL, Inc.
+1 (408) 962-6131                                                                                          + 1 (408) 962-6329
cnichols@sonicwall.com                                                                             kblough@sonicwall.com

SonicWALL to Announce Fourth Quarter Results on February 6, 2008
Company Updates Guidance and Announces Other Corporate Matters

SUNNYVALE, Calif., January 10, 2008 /PRNewswire-FirstCall/ -- SonicWALL, Inc. (NASDAQ: SNWL) will host the conference call to report its fourth quarter 2007 earnings results on February 6, 2008 at 4:30 pm Eastern Time.

All interested parties are invited to listen to SonicWALL Chief Executive Officer and President, Matt Medeiros, and Chief Financial Officer, Rob Selvi, present earnings results, business highlights and guidance.

To listen to the live Web cast, go to SonicWALL's investor relations Web page: http://www.sonicwall.com/us/company/2518.html. Following the live Web cast, an archived version of the Web cast will be available on SonicWALL's investor relations Web page.  A replay of the call will also be available after 8:00 pm Eastern Time on February 6, 2008 through 5:00 pm Eastern Time February 29, 2008.

Company Updates Guidance

The company also announced that it expects to report revenue of $55 - $56M and non-GAAP earnings per share of $.06 - $.07 for its fourth fiscal quarter ended December 31, 2007, within the range of previously-issued revenue guidance of $53 - $56 million and non-GAAP earnings per share guidance of $.06 - $.07.  Non-GAAP results exclude amortization of purchased technology in the cost of goods sold, amortization of intangible assets in operating expenses, restructuring charges, and stock-based compensation expense.  The company did not provide an update to its previously announced GAAP earnings per share guidance of $.01 - $.02.

Other Corporate Matters

SonicWALL today announced that Marvin Blough has been promoted to Vice President of Worldwide Sales succeeding John DiLullo who is leaving the company.  Mr. Blough, an eight-year veteran of SonicWALL, had previously led the North American Sales organization and, for the past two years, led a successful European team which experienced record revenue growth during his tenure.

“We are focused on improving our international business and leveraging our security as a service business model.  We are extremely fortunate to have a person of Marvin’s international experience and acute understanding of our business model ready to assume the position of Vice President of Worldwide Sales for SonicWALL,” said Matt Medeiros, President and CEO of SonicWALL.  “He has consistently demonstrated his ability to motivate sales organizations, to develop and implement effective channel programs, and to champion the interests of our partners around the world.  He is the right choice to help drive SonicWALL’s revenue growth in 2008 and beyond.”

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.”  The forward-looking statements include without limitation statements regarding our expected revenue and GAAP and non-GAAP earnings per share for the fourth quarter of 2007.  These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  For a detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward- looking statements, please see the "Risk Factors" described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2006 and our interim reports on Form 10-Q for quarterly periods thereafter.  All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

About SonicWALL, Inc.

SonicWALL is committed to improving the performance and productivity of businesses of all sizes by engineering the cost and complexity out of running a secure network.  Over one million SonicWALL appliances have been shipped through its global network of ten thousand channel partners to keep tens of millions of worldwide business computer users safe and in control of their data.  SonicWALL's award-winning solutions include network security, secure remote access, content security, backup and recovery, and policy and management technology.  For more information, visit the company web site at http://www.sonicwall.com/.